EXHIBIT 99.1

Dermata Therapeutics Announces $5.0 Million Private Placement Priced At-the-Market Under Nasdaq Rules

SAN DIEGO, CA, April 21, 2022 -- Dermata Therapeutics, Inc. (“Dermata,” or the “Company”) (Nasdaq: DRMA and DRMAW), a clinical-stage biotechnology company focusing on the treatment of medical and aesthetic skin conditions, today announced that it has entered into a securities purchase agreement with a single institutional investor to purchase approximately $5.0 million of its common stock (or pre-funded warrants to purchase common stock in lieu thereof) and warrants, in a private placement priced at-the-market under Nasdaq rules.

Each share of common stock (or pre-funded warrant in lieu thereof) is being sold together with one warrant to purchase one share of common stock at a combined purchase price of $1.325. Under the terms of the securities purchase agreement, Dermata has agreed to sell 3,773,585 shares of common stock (or pre-funded warrants in lieu thereof) and warrants to purchase up to an aggregate of 3,773,585 shares of common stock. The warrants will be exercisable for a period of five years from the date of issuance and have an exercise price of $1.325 per share. The closing of the private placement is expected to occur on or about April 25, 2022, subject to the satisfaction of certain customary closing conditions set forth in the securities purchase agreement.

Maxim Group LLC is acting as the sole placement agent for the offering.

Dermata currently intends to use the net proceeds from the offering for working capital and general corporate purposes.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”) and Regulation D promulgated thereunder and in a transaction not involving a public offering and have not been registered under the Act or applicable state securities laws. Accordingly, the securities may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

In connection with the private placement, Dermata entered into a registration rights agreement with the investor, whereby the Company has agreed to file one or more registration statements with the Securities and Exchange Commission (the “SEC”) for the resale of the securities issued in the private placement, including the shares of common stock underlying warrants issued in the private placement.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Dermata Therapeutics

Dermata Therapeutics, Inc. is a clinical-stage biotechnology company focusing on the treatment of medical and aesthetic skin conditions. The Company’s lead product candidate, DMT310, is the first product candidate being developed from its Spongilla technology platform. DMT310 is a once weekly topical product candidate derived from a naturally sourced freshwater sponge with multiple unique mechanisms of action. DMT310 is in clinical development for the topical treatment of acne, psoriasis, and rosacea. Dermata’s second product candidate, DMT410, uses its Spongilla technology as a new method for topical intradermal delivery of botulinum toxin for the treatment of multiple aesthetic and medical skin conditions. Dermata is headquartered in San Diego, California. For more information, please visit http://www.dermatarx.com/.

Forward-Looking Statements

This release contains forward-looking statements regarding Dermata’s business plans. The words “believe,” “look forward to,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, but are not limited to: the proposed offering, including as to the completion of the private placement described above, the satisfaction of customary closing conditions related to the private placement and the intended use of net proceeds from the private placement, and other risks detailed and set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investors:

Sean Proehl

Senior Director, Legal and Business Development

info@dermatarx.com